Exhibit 10.19

AMENDMENT NO. 1 TO STRATEGIC SUPPLIER ALLIANCE AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to that certain Strategic Supplier Alliance Agreement dated as of January 28, 2010 (the “Supplier Agreement”), by and between Repligen Corporation, a Delaware corporation (“Supplier”), and GE Healthcare Bio-Sciences AB, a company organized under the laws of Sweden (“GEHC”), is entered into on October 27, 2011, by and between Supplier and GEHC.

W I T N E S S E T H:

WHEREAS, Supplier expects to enter into an agreement (the “Purchase Agreement”) on or about the date hereof, by and among Supplier, Novozymes Biopharma DK A/S, a company organized under the laws of Denmark (“Novozymes Denmark”), and the other parties thereto, pursuant to which Novozymes Denmark proposes to sell the manufacturing and supply business of cell culture ingredients and protein A affinity ligands for use in industrial cell culture, stem and therapeutic cell culture and biopharmaceutical manufacturing run by Novozymes Denmark and Novozymes Biopharma Sweden AB, a company organized under the laws of Sweden and a wholly-owned subsidiary of Novozymes Denmark (“Novozymes Sweden”), to an affiliate of Supplier (the “Transaction”);

WHEREAS, Section 19.8 of Attachment E (General Terms and Conditions) to the Supplier Agreement provides that the Supplier Agreement may be modified only by a writing signed by both Supplier and GEHC; and

WHEREAS, Supplier and GEHC desire to amend the Supplier Agreement and Attachments thereto as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Supplier Agreement.

2. Amendment to the Supplier Agreement.

(a) The second paragraph titled “Agreement Term” of Section C of the Supplier Agreement shall be amended and restated in its entirety as follows:

“Agreement Term: This Agreement shall commence on the Effective Date and, subject to the rights of termination in clause 16 of Attachment E, shall continue until January 28, 2015 (the “Term”); provided that the Term shall continue until December 31, 2021 if the manufacturing and supply business of cell culture ingredients and protein A affinity ligands for use in industrial cell culture, stem and therapeutic cell culture and biopharmaceutical manufacturing run by Novozymes Biopharma DK A/S, a company organized under the laws of Denmark (“Novozymes Denmark”), and Novozymes Biopharma DK A/S, a company organized under the laws of Denmark and a wholly-owned subsidiary of Novozymes Denmark (“Novozymes Sweden”), is transferred to Supplier or an affiliate of Supplier (the “Transaction”) by December 31, 2011 (the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

“Outside Date”). The Parties shall negotiate eighteen (18) months prior to the expiration of the Term (including any extensions thereof as provided herein) to decide whether to renew this Agreement.”

(b) Attachment C of the Supplier Agreement shall be amended by replacing each of the two (2) occurrences of the phrase “Price ladder 2014” with the phrase “[*]”.

(c) Section 9 of Attachment E of the Supplier Agreement shall be amended to include a new Section 9.3 as follows:

“The Supplier and GEHC agree to each use commercially reasonable efforts to define Supplier’s internal contingency arrangements to support GEHC’s continuity of supply regarding both (a) Supplier and its main operating facility as of the date hereof in Waltham, Massachusetts, United States and (b) if the Transaction is consummated, Novozymes Sweden and its main operating facility as of the date hereof in Lund, Sweden in order to meet GEHC’s customers’ requirements for documenting security of supply to the extent reasonably practicable. The Supplier agrees to provide GEHC with a revised draft of such contingency arrangements for review. GEHC agrees to notify the Supplier in writing of any proposed revisions to such draft contingency arrangements within [*] ([*]) days of receipt, which proposed revisions shall thereafter be considered by Supplier, and mutually discussed by Supplier and GEHC, each acting reasonably, until promptly resolved; provided that if GEHC fails to deliver any such written notice of any proposed revisions to Supplier within [*] ([*]) days of receipt, then GEHC will be deemed to have accepted such contingency arrangements submitted by Supplier.”

3. Effect of Amendment. In the event that the Transaction is not consummated by December 31, 2011, GEHC and Supplier shall each have the right to terminate unilaterally this Amendment by giving the other party hereto written notice no later than fifteen (15) days following such date and, if such notice is delivered, this Amendment and the changes to the Agreement contemplated hereby shall be of no force or effect. The parties hereto agree that except as otherwise set forth herein, all terms of the Supplier Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the Supplier Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

6. Entire Agreement. This Amendment and the Supplier Agreement, including the Attachments, exhibits, schedules and other documents referred to therein which form a part thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. From and after the execution of a counterpart hereof by the parties hereto, any reference to the Supplier Agreement shall be deemed to be a reference to the Supplier Agreement as amended hereby.

7. Governing Law. This Amendment and any disputes hereunder shall be governed by and construed in accordance with the laws of State of New York without giving effect to the conflict of law principles thereof. The United Nations Convention on Contracts for International Sales of Goods shall not apply to this Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment thereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

[SIGNATURE PAGES FOLLOW]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first above written.

SUPPLIER:

Repligen Corporation

By:	/s/ Walter Herlihy

Name: Walter Herlihy
Title: Authorized Signatory

GEHC:

General Electric Company on Behalf of its Division, GE Healthcare

By:	/s/ Magnus Lundgren

Name: Magnus Lundgren
Title: Global Sourcing Executive

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.